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                                                                    EXHIBIT 10.6

                                    AGREEMENT
                       REGARDING THE ROAMING SETTLEMENT OF
                        "SHENZHOUXING" PRE-PAID SERVICES
                AND REVENUE SHARING OF SALES OF ADDED VALUE FOR
                               VALUE-ADDING CARDS

                                     BETWEEN

                     CHINA MOBILE COMMUNICATIONS CORPORATION

                                       AND

                        CHINA MOBILE (HONG KONG) LIMITED


                           DATED AS OF OCTOBER 4, 2000
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                   AGREEMENT REGARDING THE ROAMING SETTLEMENT
                       OF "SHENZHOUXING" PRE-PAID SERVICES
       AND REVENUE SHARING OF SALES OF ADDED VALUE FOR VALUE-ADDING CARDS

         This Agreement is executed by the following two parties on October 4, 2000 in Beijing:

         CHINA MOBILE COMMUNICATIONS CORPORATION, a wholly state-owned corporate entity duly established and existing under the laws of the People's Republic of China, with its legal address at 53 A, Xibianmen Nei Da Jie, Xuanwu District, Beijing, PRC ("Party A"); and

         CHINA MOBILE (HONG KONG) LIMITED, a limited liability company duly established and existing under the laws of Hong Kong, with its legal address at 60th Floor, the Center, 99 Queen's Road Central, Hong Kong, China ("Party B").

WHEREAS:

1. Party A currently implements centralized management nationwide of the sales of the Pre-paid Cards and Value-adding Cards, the interconnection and roaming services among networks and the related account settlement in connection with the "Shenzhouxing" Pre-paid Cards and Value-adding Cards service.
2. Party B is a company listed on the Stock Exchange of Hong Kong Limited ("HKSE") and the New York Stock Exchange, Inc., with about 25% of its issued and outstanding shares being held by overseas investors, and Party A is its indirect controlling shareholder;
3. Party B's current six operating subsidiaries own and operate the cellular mobile phone networks previously owned by Party A in the provinces of Guangdong, Zhejiang, Jiangsu, Hainan, Fujian and Henan (collectively, Party B's "current operating regions");

4. In accordance with Party B's acquisition proposal as approved by the relevant department of the State Council, Party B desires to acquire the cellular mobile phone networks previously owned by Party A in the provinces, municipalities and autonomous region of Beijing, Tianjin, Shanghai, Liaoning, Shandong, Hebei, and Guangxi (the above seven provinces, municipalities, and autonomous region collectively referred to as "operating regions to be acquired" by Party B, Party B's "current operating regions" and the "operating regions to be acquired" by Party B collectively referred to as Party B's "operating regions", and the operating subsidiaries in such operating regions collectively referred to as Party B's "operating subsidiaries");
5. Party B has been granted relevant exemptions by HKSE on Party B's related party transactions in accordance with the listing rules of HKSE; and a general shareholder meeting will be convened to seek the independent shareholders of Party B who are deemed to be independent in accordance with the listing rules to approve relevant transactions.

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6. The six operating subsidiaries in Party B's current operating regions
(namely, Guangdong, Zhejiang, Jiangsu, Fujian, Hainan and Henan) and the seven operating subsidiaries in the operating regions to be acquired by Party B (namely, Beijing, Tianjin, Shanghai, Liaoning, Shandong, Hebei and Guangxi) currently conduct sales of the "Shenzhouxing" Pre-paid Cards and Value-adding Cards in their respective operating region, and the "Shenzhouxing" Pre-paid Card subscribers of both Party A and Party B need Party A and Party B to provide domestic inter-provincial interconnection and roaming services.

                  THEREFORE, the Parties reach the following agreement through friendly consultations.


              ARTICLE ONE   CONDITIONS PRECEDENT TO EFFECTIVENESS

1.1 This Agreement shall not come into effect until the following conditions have be satisfied (unless Party B agrees to waiver any of such conditions):

         1.1.1 Party B shall have been granted relevant exemptions by HKSE for Party B's connected transactions in accordance with the listing rules of HKSE;

         1.1.2 The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules shall have approved relevant transactions; and

         1.1.3 Party B shall have completed the acquisitions of the seven operating subsidiaries in the operating regions to be acquired by Party B.

1.2 If the condition set forth in Article 1.1.3 above is not satisfied, this Agreement shall be applicable to the six operating subsidiaries in Party B's current operating regions.


                        ARTICLE TWO   GENERAL PROVISIONS

2.1 Party B's existing six operating subsidiaries, namely Guangdong Mobile, Zhejiang Mobile, Jiangsu Mobile, Fujian Mobile, Hainan Mobile and Henan Mobile in its current operating regions, and the seven operating subsidiaries, namely Beijing Mobile, Tianjin Mobile, Shanghai Mobile, Liaoning Mobile, Shandong Mobile, Hebei Mobile, and Guangxi Mobile to be acquired by Party B shall be responsible for the sales of "Shenzhouxing" Pre-paid Cards and Value-adding Cards in the above 13 provinces, municipalities and autonomous region, and shall comply with Party A's centralized business management measures.


  ARTICLE THREE   PRINCIPLES FOR REVENUE SHARING OF INTER-PROVINCIAL SALES OF
              ADDED VALUE FOR THE "SHENZHOUXING" VALUE-ADDING CARDS

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         A "Shenzhouxing" subscriber, i.e., the holder of the Pre-paid Card, may purchase a Value-adding Card in another operating region and add value, in which case the operating subsidiary in such subscriber's home operating region (i.e., the operating region where such subscriber's Pre-paid Card is registered) shall settle accounts with the operating subsidiary in the operating region where such Value-adding Card is registered. Eighty-five percent of the added value of such Value-adding Card shall be settled for the account of the operating subsidiary in the home operating region of such "Shenzhouxing" subscriber, and the remaining 15% shall be settled for the account of the operating subsidiary in the operating region where such Value-adding Card is registered.

       ARTICLE FOUR   SETTLEMENT PRINCIPLES FOR DOMESTIC INTER-PROVINCIAL
                 ROAMING OF THE "SHENZHOUXING" PRE-PAID SERVICES

         Party A and Party B shall conduct roaming settlement in accordance with the existing "Shenzhouxing" Pre-paid Services usage charge standards, as may be adjusted from time to time.

4.1 Settlement of base roaming charge in connection with domestic inter-provincial roaming services:

         In respect of roaming into another operating region by the "Shenzhouxing" subscribers of both Parties, the operating subsidiary in the home operating region of such subscribers shall pay, through settlement with Party A, 80% of the base roaming charge (currently being RMB 0.80 per minute) to the operating subsidiary in the visited operating region.

4.2      Settlement of long distance charge when roaming:

         In respect of roaming into another operating region by the "Shenzhouxing" subscribers of both Parties, the operating subsidiary in the home operating region of such subscribers shall pay, through settlement with Party A, to the operating subsidiary in the visited operating region all long distance charges incurred when such subscribers make calls while roaming. The operating subsidiary in the home operating region of such subscribers may keep all long distance charges incurred when such subscribers receive calls while roaming.

4.3 Currently, international roaming services are not available to the "Shenzhouxing" subscribers. If international roaming services are made available to the "Shenzhouxing" Pre-paid Card in the future, Party A and Party B will enter into a supplemental agreement providing for the settlement of the relevant international long distance charges and base international roaming charges in accordance with the settlement principles set forth in the Inter-Provincial Network Interconnection, Domestic and International Roaming and Settlement Agreement, dated May 5, 2000, between Party A and Party B.

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            ARTICLE FIVE   PRINCIPLES FOR DOMESTIC INTER-PROVINCIAL
                              ROAMING CLEARING FEE

         The Parties hereby acknowledge and agree that, in consideration of the domestic inter-provincial roaming clearing services provided by Party A to Party B, Party B shall pay Party A a domestic inter-provincial roaming call record processing fee of RMB 0.02 for each call record processed. If international roaming services are made available to the "Shenzhouxing" Pre-paid Card in the future, Party A shall provide international (including Hong Kong, Macao and Taiwan) roaming clearing services to Party B, for which Party B shall pay Party A international roaming clearing fees in accordance with the supplemental agreement referred to in Article 4.3 above.


    ARTICLE SIX   SETTLEMENT OF DOMESTIC INTER-PROVINCIAL ROAMING CHARGE OF
             "SHENZHOUXING" PRE-PAID CARD; PAYMENT OF CLEARING FEE

6.1 Party A and Party B hereby acknowledge and agree that the Parties shall settle the domestic inter-provincial long distance roaming charges in connection with the "Shenzhouxing" pre-paid service on a monthly basis. The cycle of such settlement shall be from 0:00 on the 21st day of the proceeding month to 24:00 on the 20th day of the current month. Such settlement shall be made on the strength of the settlement statement furnished by Party A, and Party B's billing data shall be used for reference and verification purpose. If Party B has any different opinions on such settlement statement furnished by Party A, the settlement shall be nevertheless made on the basis of Party A's such settlement statement for the time being. The portion of settlement in dispute shall be confirmed by the Parties and adjusted accordingly in the succeeding month.

6.2 Party B's Mainland China operating subsidiaries shall perform Party B's obligations hereunder to pay Party A the roaming settlement fees and the roaming clearing fees.

6.3 Party A and Party B hereby acknowledge and agree that the Parties shall settle the roaming settlement and clearing fees in connection with the "Shenzhouxing" pre-paid service on a monthly basis. The cycle of such settlement shall be the same as the settlement of the roaming charges. The roaming settlement and clearing fees shall be listed as a separate item in the domestic inter-provincial roaming charge settlement statement.

6.4 Party A shall furnish the settlement statement of the proceeding month to Party B's Mainland China operating subsidiaries by the 18th day of each month. Party B's Mainland China operating subsidiaries shall make payment accordingly into the bank account designated by Party A by the 25th day of each month. Party A shall disburse roaming settlement fees to Party B's Mainland China operating subsidiaries by the 28th day of each month.

6.5 If either Party fails to make settlement payment as provided for above, it shall pay the other Party a late payment surcharge of 0.3% of the overdue payment


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         per day.


               ARTICLE SEVEN   LIABILITIES FOR BREACH OF CONTRACT

7.1 Any failure by either Party to fully perform any provisions under this Agreement on a timely basis shall be deemed as breach of contract. If a Party's default hereunder results in full or partial unenforceability of this Agreement and/or related agreements, such Party shall be held liable for the consequences of such default, unless such default was caused by an event of "Force Majeure". Any Party or Parties who breaches this Contract as a result of an event of Force Majeure shall be liable for the consequences of its/their own such default.

7.2 If either Party fails to deliver any roaming charge statement to the other Party as scheduled, the allocation ratio in respect of the roaming charge on such roaming charge statement shall be adjusted in accordance with the applicable business regulations.


                         ARTICLE EIGHT   FORCE MAJEURE

8.1 If a Party/both Parties is/are unable to perform all or any of its/their obligations hereunder as the result of an event of Force Majeure, performance of such obligation(s) shall, during the period of such event of Force Majeure event, be suspended, and the period for performance of such obligations shall be extended automatically, in which case the affected Party/Parties will not be held liable for breach of contract.

8.2 The Party affected by an event of Force Majeure shall promptly notify in writing the other Party of the occurrence of such Force Majeure event and shall, within fifteen days of occurrence of such Force Majeure event, furnish the other Party with an effective legal document evidencing the occurrence and timing of such Force Majeure event. The affected Party shall take all reasonable measures to litigate the effects of such event as soon as possible.

8.3 The Parties shall, immediately upon occurrence of an event of Force Majeure, hold negotiations for a fair resolution thereof and shall make best efforts to litigate the effects of such Force Majeure event.


                          ARTICLE NINE   GOVERNING LAW

         The execution, validity, interpretation, performance of and dispute resolution in connection with this Agreement shall be governed by the laws of the People's Republic of China.


                      ARTICLE TEN   RESOLUTION OF DISPUTE

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10.1     Any and all disputes arising out of or in connection with the performance hereof shall be settled through friendly negotiations between the Parties and through mediations. If no resolution can be reached through negotiations and mediations within ninety days of occurrence of any dispute, such dispute shall be submitted for arbitration.

10.2 Any dispute submitted for arbitration shall be submitted to the China International Economic and Trade Arbitration Commission. Such arbitration shall be conducted in accordance with the arbitration rules of the Commission in Beijing. The award of such arbitration shall be final and binding on both Parties. The cost of arbitration shall be borne by the losing Party.

10.3 Except the matter in dispute and under arbitration, the Parties shall, during the process of arbitration, continue to perform their obligations hereunder and under other related agreements or contracts between the Parties.


                         ARTICLE ELEVEN   MISCELLANEOUS

11.1     Non-waiver

         Any failure of or delay in exercising any right or power hereunder by a Party shall not, in accordance with laws of the PRC, be construed as waiver of such right or power, and any single or partial exercise of any right or power hereunder by a Party shall not in any way affect future or full exercise of such right or power by such Party.

11.2     Non-transferable

         Neither Party may, without prior written consent of the other Party, transfer all or any part of its rights and obligations hereunder. Any transfer by either Party of its rights and obligations hereunder shall be conducted in accordance with this Agreement.

11.3     Binding Effect

         This Agreement is for the benefit of the Parties and their legal successors and assignees. No amendment to this Agreement shall become effective unless made in writing and signed by the Parties.

11.4     Severability

         If any provision herein becomes illegal, invalid or unenforceable at any time but do not have fundamental effect on the validity of this Agreement, such provisions shall not invalidate the remaining provisions of this Agreement.

11.5     Effectiveness and Term

         The term of this agreement shall be one year, starting from July 1, 2000 and expiring on June 30, 2001; provided that the provisions in connection with the


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         settlement of the revenues sharing of sales of added value for
         "Shenzhouxing" Value-adding Card shall come into effect on February 1, 2000 and expire on June 30, 2001. This agreement shall be automatically extended for one year unless either party terminates this Agreement by a written notice to the other Party to that effect three months prior to the expiration of this Agreement, and the times of such extension shall not be limited. Neither Part may not unilaterally terminate this Agreement during the term of this Agreement without the other Party's prior written consent thereto.

11.6     Entire Agreement

         This agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes any and all discussions, negotiations and agreements between them regarding the same prior to the execution of this Agreement.

11.7      Notices

         (1) Any notices or other communications required to be given under this Agreement shall be delivered by mail (registered mail (postage pre-paid) or internationally recognized courier services) or by facsimile or telex, confirmation by express mail requested, to the above listed addresses of the Parties or to other addresses as a Party may notify the other Party from time to time in the same manner.

         (2) Any notices or communications required to be given under this Agreement shall be deemed to have been delivered five days after the date of post (as evidenced by the date of the postmark) by registered mail (postage pre-paid), or three days after the date of delivery by an internationally recognized courier services provider, or three days after the date of delivery by facsimile or telex (to be confirmed by express mail).

11.8     Counterparts

         This Agreement is signed in four counterparts. Party A and Party B will keep two copies each. All the executed copies of this Agreement have the same legal force and effect.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly representatives in Beijing on the date first above written.



CHINA MOBILE COMMUNICATIONS CORPORATION             CHINA MOBILE (HONG KONG) LIMITED
By:  s/Lu Xiangdong                                 By:     s/Wang Xiaochu
     Authorized Representative                            Authorized Representative
     Title:                                               Title:

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